UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    March 5, 2013

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-3526	The Southern Company (A Delaware Corporation) 30 Ivan Allen Jr. Boulevard, N.W. Atlanta, Georgia 30308 (404) 506-5000	58-0690070

001-11229	Mississippi Power Company (A Mississippi Corporation) 2992 West Beach Gulfport, Mississippi 39501 (228) 864-1211	64-0205820

The names and addresses of the registrants have not changed since the last report.

This combined Form 8-K is filed separately by two registrants: The Southern Company and Mississippi Power Company. Information contained herein relating to each registrant is filed by each registrant solely on its own behalf. Each registrant makes no representation as to information relating to the other registrant.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

See MANAGEMENT'S DISCUSSION AND ANALYSIS - FUTURE EARNINGS POTENTIAL - “PSC Matters - Performance Evaluation Plan,” “PSC Matters - Fuel Cost Recovery,” and - “Integrated Coal Gasification Combined Cycle” of Mississippi Power Company (“Mississippi Power”) in Item 7 and Note 3 to the financial statements of The Southern Company (“Southern Company”) under “Integrated Coal Gasification Combined Cycle” and Note 3 to the financial statements of Mississippi Power under “Retail Regulatory Matters - Performance Evaluation Plan,” “Retail Regulatory Matters - Fuel Cost Recovery,” and “Integrated Coal Gasification Combined Cycle” in Item 8 of each company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012 (the “Annual Report”) for information regarding the integrated coal gasification combined cycle plant under construction in Kemper County, Mississippi (the “Kemper IGCC”), the settlement agreement between Mississippi Power and the Mississippi Public Service Commission (the “MPSC”) entered into on January 24, 2013 (the “Settlement Agreement”), the Performance Evaluation Plan (“PEP”), and the fuel cost recovery mechanism.
In compliance with the Settlement Agreement, on January 25, 2013, Mississippi Power requested a $172 million (annualized amount) increase in rates for 2013 based upon projected investment as of December 31, 2013 in the Kemper IGCC, with such amounts to be recorded as a regulatory liability to be used to mitigate rate impacts when the Kemper IGCC is placed in service. On March 5, 2013, the MPSC issued an order with respect to Mississippi Power's request which allows Mississippi Power an annual rate designed to collect $125 million for 2013, escalating to $156 million in 2014 (the “2013 Kemper IGCC Order”). This represents a 15% and 3% increase in retail rates, respectively.

As a result of the 2013 Kemper IGCC Order, Mississippi Power plans to modify the rate recovery plan filed with the MPSC on February 26, 2013 for the Kemper IGCC for 2014 through 2020, the first seven years of its operation, to conform to the terms of the 2013 Kemper IGCC Order. While the 2013 Kemper IGCC Order differs from Mississippi Power's proposal for 2013, the rate level established for 2013 and 2014 is sufficient to allow Mississippi Power to modify its rate recovery plan such that no additional revenue adjustments would be required under the plan.
On March 5, 2013, the MPSC also approved a $15.3 million (1.9%) increase under Mississippi Power's PEP and a $34.5 million (4.7%) decrease due to an annual adjustment to the retail fuel cost recovery factor.
The new rates will become effective with the first billing cycle of April 2013.
The ultimate outcome of these matters cannot be determined at this time.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:March 6, 2013	THE SOUTHERN COMPANY By /s/Melissa K. Caen Melissa K. Caen Assistant Secretary

MISSISSIPPI POWER COMPANY By /s/Melissa K. Caen Melissa K. Caen Assistant Secretary